Exhibit 10.52

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”), is dated March 30, 2007, and relates to (i) that certain Receivables Funding and Administration Agreement, dated as of November 25, 2005 (as amended pursuant to that certain First Amendment dated as of September 5, 2006 and as further amended, restated, supplemented or otherwise modified from time to time, the “Funding Agreement”), among Vertis Receivables II, LLC, a Delaware limited liability company (“Borrower”), the financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), General Electric Capital Corporation, a Delaware corporation, as administrative agent for the Lenders (the “Administrative Agent”) and (ii) that certain Receivables Sale and Servicing Agreement, dated as of November 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement” and together with the Funding Agreement, the “Agreements” and each an “Agreement”) among Borrower, Vertis, Inc., a Delaware corporation, as servicer (in such capacity, the “Servicer”) and in its individual capacity (in such capacity, “Parent”) and each of the Originators listed on the signature pages hereto (collectively, the “Originators”), and is hereby made by Borrower, the Administrative Agent, the Servicer, the Parent, the Originators and the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Funding Agreement or the Sale Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Lenders and Borrower desire to amend the Funding Agreement on the terms and conditions set forth herein; and

WHEREAS, Borrower, Servicer, Parent and the Originators desire to amend the Sale Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

1.             Amendment to Sale Agreement.  As of the “Effective Date” (as defined in Section 4 below), Annex Z to the Sale Agreement is hereby amended and restated in its entirety as Attachment I attached hereto and made part hereof.

2.             Amendment to Funding Agreement.  As of the “Effective Date” (as defined in Section 4 below), Section 2.03(a) of the Funding Agreement is hereby amended to delete the sixth sentence of such section and to replace such sentence with the following sentences:

The Administrative Agent shall review (x) the Borrowing Base Certificate delivered in connection with each Borrowing Request and (y) such other information deemed reasonably necessary or desirable by the Administrative Agent (including, without limitation, the amount of any Collections received by the Borrower, the Servicer or the Administrative Agent up to and including the date of such requested Borrowing that are not reflected on the Borrowing Base Certificate delivered in connection with such Borrowing Request (“Additional Collections”) and the application of such Additional Collections in accordance with Section 2.08 hereof) to confirm whether a Funding Excess exists or would arise after giving effect to the Borrowing requested in the related Borrowing Request (including, without limitation, any Funding Excess arising because Additional Collections have been applied to reduce calculation of the Borrowing Base as of the date of such requested Borrowing but such Additional Collections have not yet been applied to reduce the Outstanding Principal Amount pursuant to Section 2.08 hereof as of the date of such requested Borrowing). For the avoidance of doubt and without limiting the terms of the definition of “Funding Excess” set forth herein, the Administrative Agent’s determination as to the existence of a Funding Excess before or after giving effect to any Requested Borrowing  shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

3.             Representations and Warranties.

(a)           As of the Effective Date, Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) all of the representations and warranties of Borrower in the Related Documents are true and correct in all material respects on and as of such date as though made to each such Person on and as of such date (other than representations and warranties which expressly speak as of a different date, which representations shall be made only on such date), (ii) each of the recitals accurately describes the transactions described therein in all respects, and (iii) as of such date, no Incipient Termination Event, Termination Event, Incipient Servicer Termination Event or Event of Servicer Termination Event has occurred and is continuing.

(b)           As of the Effective Date, each of the Transaction Parties hereby represents and warrants to Borrower that (i) all of the representations and warranties of such Person in the Related Documents are true and correct in all material respects on and as of such date as though made to each such Person on and as of such date (other than representations and warranties which expressly speak as of a different date, which representations shall be made only on such date), (ii) each of the recitals accurately describes the transactions described therein in all respects, and (iii) as of such date, no Incipient Termination Event, Termination Event, Incipient Servicer Termination Event or Event of Servicer Termination Event has occurred and is continuing.

4.             Effective Date.  The “Effective Date” shall occur upon the Administrative Agent’s receipt of each of the following:

(a)           counterparts of this Amendment executed by each of the Persons identified on the signature pages hereto; and

(b)           an amendment fee from Borrower in an amount equal to 0.20% of the aggregate amount of all of the Commitments, to be distributed by Administrative

2

Agent pro rata to the Lenders (which such amendment fee shall be fully earned and non-refundable on the date paid).

5.             Reference to and Effect on the Related Documents.

(a)           As applicable, on and after the Effective Date, each reference in any Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in the other Related Documents to such Agreement, shall mean and be a reference to such Agreement as modified hereby.

(b)           Except as specifically amended or consented to above, all of the terms of each Agreement and all other Related Documents remain unchanged and in full force and effect.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under any of the Related Documents, nor constitute an amendment, other than as set forth herein, or waiver of any provision of any of the Related Documents, nor obligate any such party to agree to similar consents in the future.

(d)           This Amendment shall constitute a Related Document.

6.             Costs and Expenses.  Borrower agrees to pay upon demand in accordance with the terms of Section 12.04 of the Funding Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, expenses and disbursements of Sidley Austin LLP, counsel for the Administrative Agent with respect to any of the foregoing.

7.             Miscellaneous.  The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

8.             Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered by facsimile shall be an original, but all of which shall together constitute one and the same instrument.

9.             GOVERNING LAW.  THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF BORROWER OR THE ADMINISTRATIVE AGENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF

3

NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

*              *              *

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

VERTIS RECEIVABLES II, LLC, as Borrower

By:	/S/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Chief Financial Officer

VERTIS, INC., as Servicer, Parent and as an Originator

By:	/S/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Chief Financial Officer

WEBCRAFT, LLC, as an Originator

By:	/S/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Chief Financial Officer

WEBCRAFT CHEMICALS, LLC, as an Originator

By:	/S/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Chief Financial Officer

ENTERON GROUP, LLC, as an Originator

By:	/S/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Chief Financial Officer

VERTIS MAILING, LLC, as an Originator

By:	/S/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

By:	/S/ Susan Bassett
Name:	Susan Bassett
Title:	Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as the Lender and Swing Line Lender

By:	/S/ Susan Bassett
Name:	Susan Bassett
Title:	Duly Authorized Signatory

ATTACHMENT I TO SECOND AMENDMENT

AMENDED AND RESTATED ANNEX Z TO SALE AGREEMENT

[ATTACHED]

ANNEX Z

FINANCIAL TEST

Minimum EBITDA.  Holdings and its Subsidiaries on a consolidated basis shall have, (i) at the end of each Fiscal Month ending during Fiscal Year 2007, EBITDA (as calculated in accordance with the table set forth below) for the twelve trailing Fiscal Months, of not less than $125,000,000, (ii) at the end of each Fiscal Quarter ending during Fiscal Year 2008, EBITDA (as calculated in accordance with the table set forth below) for the four Fiscal Quarter period then ended of not less than $125,000,000 and (iii) at all other times, at the end of each Fiscal Quarter, EBITDA (as calculated in accordance with the table set forth below) for the four Fiscal Quarter period then ended of not less than $160,000,000.  In the event that Holdings and its Subsidiaries are not in compliance with the preceding sentence, THL and Evercore shall have the option to make a common equity or, on terms and conditions acceptable to Administrative Agent, preferred equity, contribution to Holdings and the net proceeds of such equity contribution shall be treated on a dollar for dollar basis as EBITDA for purposes of determining compliance with the preceding sentence; provided, that, such an equity contribution shall, for purposes of its treatment as EBITDA, (i) not be made more than once in any fiscal year and (ii) not exceed $15,000,000 in amount (i.e., not more than $15,000,000 of such an equity contribution shall be treated as a replacement for EBITDA in any year and such an equity contribution may only be made once per year).

“EBITDA” shall be calculated in accordance with the following table:

Consolidated Net Income is defined as follows:

Net income during the measuring period on a consolidated basis excluding:	$

the income (or deficit) accrued prior to the date a Subsidiary was merged or consolidated into Holdings or any of Holdings’ Subsidiaries the income (or deficit) from operations of any entity that is not a Subsidiary of Holdings but in which Holdings has an ownership interest, except to the extent any such income has actually been received by Holdings or any of its Subsidiaries in the form of cash dividends or distributions any restoration to income of any contingency reserve greater than $1,000,000, except to the extent that provision for such reserve was made out of income accrued during such period any net gain (or loss) attributable to the write-up (or write-down) of any asset (other than accounts and inventory)

any net gain from the collection of the proceeds of life insurance policies any net gain (or loss) arising from the sale of any securities, or the extinguishment of any Indebtedness, of Holdings or any of their Subsidiaries

Consolidated Net Income		$

EBITDA is defined as follows:

Consolidated Net Income (from above)		$

Plus:	(in each case to the extent included in the calculation of Consolidated Net Income, but without duplication):

Interest Expense, net of interest income

Non-cash interest expense and amortization of original issue discount any fees payable with respect to the Related Documents

gain/ (losses) from extraordinary items

any gain (or loss) arising from the sale, exchange or other disposition of assets out of the ordinary course of business, other than accounts and inventory

(i) any other non-cash gains/(losses) (other than non-cash losses relating to write-offs, write-downs or reserves with respect to accounts and inventory) and (ii) any management fees permitted to be paid to (A) THL and/or any THL Affiliates or (B) Evercore and/or any Evercore Affiliates, in accordance with Section 5.8 of the Credit Agreement (as in effect as of March 30, 2007 without giving effect to any subsequent amendments or modifications thereto) to the extent such management fees are accrued rather than paid non-recurring gains/ (losses)

any provision for income taxes/ (net of income tax credits)

amortization of deferred financing fees

restructuring charges (GAAP)

restructuring charges (non-GAAP)

depreciation and amortization

any deduction as the result of any grant to any members of the management of Holdings or any of its Subsidiaries of any Stock

EBITDA	$

Required EBITDA	$[160,000,000] $[125,000,000]

Capitalized terms used in this Annex Z and not otherwise defined herein shall have the respective meanings ascribed to them in Annex X.  In addition, when used herein, the following defined terms shall have the definitions set forth below:

“Fiscal Month” means any of the monthly accounting periods of Parent of each Fiscal Year.

“Fiscal Quarter” means any of the quarterly accounting periods of Parent, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Parent ending on December 31 of each year.

Rules of Construction Concerning Financial Tests.  Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  If any Accounting Changes occur and such changes result in a change in the calculation of the financial tests, standards or terms used in any Related Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change.  If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial tests and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.